Exhibit 4.1

SUBSCRIPTION AGREEMENT

Name of Investor: __________________

To: Scopus BioPharma Inc.

Offering of Series A Units, each such unit consisting of one share of common stock and two Series W Warrants

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Series A Units (“Units”) in Scopus BioPharma Inc., a Delaware corporation (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Unit is Five Dollars and No Cents ($5.00) payable in cash in full upon subscription by wire transfer or payment by check to Continental Stock Transfer and Trust Company in its capacity as an escrow agent. Payment instructions are set forth on the Signature Page hereto. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Units. The undersigned understands that the Units are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the "Offering Circular"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement is complete and accurate, and presents a true statement of the undersigned's financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment.

(iv) The undersigned understands that the Units are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Units.

(v) The undersigned understands that the Units are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Units are "covered securities" under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Units.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, the requirements for which are set forth in the Offering Statement. or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is currently no public market for the Units and although the Company intends to apply to have the Units quoted on the OTCQB Venture Market, a public market for the Units may not develop and (b) even if such application is accepted, it may not be possible to readily liquidate the investment in the Units..

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him or her of Units have been made within the state indicated below subscriber’s signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular, other material provided by the Company and independent investigations made by him or her or his or her representatives and advisors with respect to the Units subscribed for herein, and no oral or written representations beyond the Offering Circular and other material provided by the Company have been made to the undersigned  or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Units. This Subscription Agreement and all other documents executed in connection with this subscription for Units are valid, binding and enforceable agreements of the undersigned.

3. Bank arrangements. Payment for the Units shall be received by the Company from the undersigned by transfer of immediately available funds or other means approved by the Company.

4. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The undersigned’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

5. Valuation. The undersigned acknowledges that the price of the Units was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned's investment will bear a lower valuation.

6. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 6 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Units.

7. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of Delaware. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

8. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Units as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

[Signature Appears on the Following Page]

SUBSCRIBER

Name of Subscriber

Signature

Title (if applicable)

(Street Address)

(City, State and Zip Code)

(Social Security or Tax Identification Number)

Number of Units

Dollar Amount of Units (At $5.00 per Unit

SUBSCRIPTION ACCEPTED:

DATE:

Scopus BioPharma Inc.

By:

Payments should be made to:

If by mail, courier or overnight delivery service:

Continental Stock Transfer and Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Reference: Scopus BioPharma Inc. Issuer Direct 2020 Escrow

If by wire transfer:

Bank: J.P. Morgan Chase Bank, N.A. 4 NYP, Floor 15, New York, New York 10004

Account #: 475-480794

ABA # 021000021

Swift Code: CHASUS33

Reference: Scopus BioPharma Inc. Issuer Direct 2020 Escrow